Exhibit 99.1

II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, PA 16056

Press Release

II-VI Incorporated to Acquire CoAdna, a Leader in Wavelength Selective Switches

•	Complementary and vertically integrated product portfolio for ROADMs

•	Business to be integrated in II-VI’s Photonics Segment

•	Approximate purchase price upon closing: $85 million in cash

PITTSBURGH, March 26, 2018 (GLOBE NEWSWIRE) – II-VI Incorporated (NASDAQ:IIVI) (the “Company”), a global leader in engineered materials and optical solutions for networks, today announced its intent to acquire CoAdna, Holdings, Inc. (TWSE:4984), headquartered in Sunnyvale, CA, in a cash transaction valued at approximately $85 million at closing. The transaction price includes the acquisition of CoAdna’s approximately $40 million in cash. The transaction is expected to close in the 3rd calendar quarter of 2018 and is subject to the approval of CoAdna’s shareholders, regulatory approvals and customary closing conditions.

Founded in 2000, CoAdna is a global leader in wavelength selective switches (WSS) based on its patented LightFlow™ liquid crystal platform and II-VI’s micro-optics. CoAdna’s WSS modules have a long history of successful field deployments and over the years, have been integrated alongside II-VI’s optical amplifiers, optical channel monitors and other II-VI components on ROADM line cards designed by II-VI, CoAdna and their customers.

“CoAdna and II-VI have been great business partners for many years, leveraging each other’s complementary products and technologies to serve the optical transport market,” said Sunny Sun, President, Photonics Segment, II-VI Incorporated. “We are eager to realize our synergies to grow the WSS business over our strong sales channels and shorten the time to market for our new products. With our manufacturing scale, unmatched vertical integration and broad product portfolio, we are well positioned for the growth in ROADM demand driven by metro network upgrades, new datacenter interconnect architectures and the emerging 5G wireless infrastructure.”

The companies’ combined portfolio of products for ROADM line cards will include fixed- and flex-band 1xN WSS, tunable mux/demux, dual-chip pump lasers, passive components, arrayed-EDFAs, high-resolution optical channel monitors and optical time domain reflectometers. II-VI also designs and manufactures fully-integrated ROADM line cards. CoAdna will contribute to the joint product portfolio its OvS™ platform that features a distributed cross connect architecture for data center networking.

Sherrard German & Kelly P.C., K&L Gates LLP, and Appleby served as legal counsel to II-VI. Cowen acted as financial advisor to II-VI.

T. 724.352.4455 | F. 724.352.5284 | www.ii-vi.com

II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, PA 16056

Press Release

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, the Company has research and development, manufacturing, sales, service, and distribution facilities worldwide. The Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms, including integrated with advanced software to enable our customers. For more information, please visit us at www.ii-vi.com.

About CoAdna

CoAdna designs and manufactures highly integrated, intelligent optical components, modules and sub-systems, such as LC devices, WSS, and ROADM, etc., based on its patented LightFlow™ platform. These products enable fast-growing high-speed broadband applications to connect the world. To learn more about CoAdna, please visit www.CoAdna.com.

Forward-looking Statements

This press release contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this release have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017; (iii) the purchasing patterns of customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company’s ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; (vii) our ability to achieve the anticipated benefits of capital investments that we

T. 724.352.4455 | F. 724.352.5284 | www.ii-vi.com

II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, PA 16056

Press Release

make; (viii) the Company’s ability to devise and execute strategies to respond to market conditions; and/or (ix) risks related to the recent U.S. tax legislation and the Company’s continuing analysis of its impact on the Company. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

CONTACT:	Mark Lourie
Dir. Corporate Communications
mark.lourie@ii-vi.com
www.ii-vi.com

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T. 724.352.4455 | F. 724.352.5284 | www.ii-vi.com